EXHIBIT 5.1

Main +1.213.689.0200

Fax +1.213.614.1868

42960.0001

March 17, 2008

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering from time to time of an unlimited amount of the following securities of the Company: (a) an undetermined number of (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, the terms and conditions of which are as yet undetermined (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or both (the “Warrants”); (iv) rights issuable to shareholders to purchase Common Stock, and/or Preferred Stock, or Warrants exercisable for shares of Common Stock and/or Preferred Stock (the “Purchase Rights”), (b) an undetermined principal amount of debt securities, the terms and conditions of which are as yet undetermined (“Debt Securities”), or (c) any combination of the foregoing. The Common Stock, Preferred Stock, Warrants, Purchase Rights and Debt Securities are collectively referred to herein as “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the final prospectus contained therein (the “Final Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Final Prospectus and the Prospectus Supplements are hereinafter collectively referred to as the “Prospectus”. The Securities may be sold pursuant to a definitive underwriting, purchase or similar agreement (the “Underwriting Agreement”) to be filed under a Current Report on Form 8-K or an amendment to the Registration Statement.

I

In rendering this opinion, we have examined:

(a)	The Registration Statement;

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(b)	The Prospectus;

(c)	The Articles of Incorporation of the Company (the “Articles of Incorporation “) certified by the Maryland Department of Assessments and Taxation as of February 6, 2008, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(d)	The Amended and Restated Bylaws (the “Bylaws”) of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(e)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance and sale of the Securities;

(f)	A Certificate of the Chief Executive Officer and President of the Company dated March 17, 2008 as to (i) the Registration Statement, all amendments thereto, and the Prospectus, and (ii) certain factual matters (the “Officer’s Certificate”);

(g)	A Good Standing Certificate relating to the Company issued by the Maryland Department of Assessments and Taxation dated February 21, 2008; and

(h)	A letter from the Company’ transfer agent, dated March 3, 2008, as to the number of shares of the Company’s Common Stock that were outstanding on February 29, 2008.

In addition, we have also examined such other corporate documents and records of the Company, certificates of public officials and of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed below.

II.

We have also assumed the following:

(a)	The authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all records, documents and instruments submitted to us as copies, faxes or PDF files, and the authenticity of the originals thereof.

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(b)	That all representations contained in the Officer’s Certificate are true, correct, and complete in all respects as of the date hereof; that no actions inconsistent with such representations and warranties, covenants, and statements have occurred or will occur; and that all such representations that are qualified as to the knowledge or intention of any person or party are true as if made without such qualification.

(c)	In passing upon the compliance as to form of the Registration Statement, the Prospectus and any documents incorporated by reference therein, that the statements made and incorporated by reference therein are correct and complete.

(d)	The indentures governing the Debt Securities have been, or will be, duly authorized, executed and delivered by the trustee, and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee.

(e)	Upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation.

(f)	Upon the issuance of any Preferred Stock, including Preferred Stock which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Article of Incorporation, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Articles of Incorporation.

Our opinions are limited to the Maryland General Corporation Law (“MGCL”). We express no opinion with respect to any other law or the laws of any other jurisdiction.

III

Based upon the foregoing and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

(1)	Legality of Debt Securities. With respect to any series of Debt Securities (the “Offered Debt Securities”), the Offered Debt Securities (including any

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Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold in accordance with the applicable indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded, and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize the creation and approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture, which shall have been duly executed and delivered by the Company and the trustee, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor.

(2)

Legality of Warrants. With respect to any series of Warrants (the “Offered Warrants”), the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Purchase Rights), when issued and sold in accordance with the applicable warrant agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that (i) the Registration Statement, as finally amended (including

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all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants (which provide for the issuance of Common Stock and/or Preferred Stock upon payment of consideration equal to at least the par value of the Common Stock and/or Preferred Stock being issued) and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable warrant agreement, which shall have been duly executed and delivered by the Company and the warrant agent, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto.

(3)

Legality of Purchase Rights. With respect to any series of Purchase Rights (the “Offered Purchase Rights”), the Offered Purchase Rights (including any Purchase Rights duly issued upon conversion, exchange or exercise of any Debt Securities), when issued in accordance with the applicable prospectus supplement and any applicable purchase rights agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations

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thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Rights (which provide for the issuance of Common Stock and/or Preferred Stock and/or Warrants) and related matters; (iv) the terms of the Offered Purchase Rights and of their issuance have been duly established in conformity with any applicable purchase rights agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Purchase Rights have been duly executed, delivered and countersigned in accordance with the provisions of any applicable purchase rights agreement, which shall have been duly executed and delivered by the Company and the purchase rights agent, if any, and duly issued in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto.

(4)

Legality of Preferred Stock. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Purchase Rights or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Preferred Stock, and provided further that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize the creation, and approve the issuance, sale and terms of the

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shares of the Offered Preferred Stock and related matters, including the adoption of Articles Supplementary for the Offered Preferred Stock in accordance with the applicable provisions of the MGCL (the “Articles Supplementary”) in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Articles Supplementary with the Secretary of State of the State of Maryland has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Articles of Incorporation, including the Articles Supplementary relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the MGCL representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor.

(5)

Legality of Common Stock. With respect to any offering of Common Stock by the Company (the “Offered Common Stock”), the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Purchase Rights, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Common Stock, and provided further that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of authorized but unissued Offered Common Stock and related matters; (v) the

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terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the MGCL representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor.

IV

We further advise you that:

(a)	Our opinion is subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(b)	The enforceability of indemnities, rights of contribution, exculpatory provisions, choice of venue provisions, waivers of jury trials, and waivers of the benefits of other statutory provisions may be limited on public policy grounds.

(c)	Parties may not invoke penalties (or other remedies) for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

V

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities will be issued from time to time on a delayed or continuous basis. Our opinions are limited to the matters expressly set forth in this opinion letter and no opinion is implied or may be inferred beyond the matters expressly so stated, except to the extent such opinion is a necessary legal predicate to an opinion expressly set forth herein and is not otherwise expressly excluded from the opinion set forth herein or assumed to be true in the assumptions set forth herein.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act or in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Heller Ehrman LLP